EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2018 FIRST QUARTER FINANCIAL RESULTS

•	First Quarter 2018 Net Income of $12.8 million

•	Strong Quarterly Distribution Coverage Ratio of 1.36 times

•	First Quarter Distributable Cash Flow and Adjusted EBITDA Exceeds Guidance

KILGORE, Texas, April 25, 2018 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the quarter ended March 31, 2018.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, “I am pleased with our first quarter 2018 performance as the Partnership earned adjusted EBITDA of $44.7 million, approximately 2.0% ahead of our guidance. As is typical with the seasonal nature of our businesses, we followed a strong fourth quarter 2017 with sequentially strong cash flow during the first quarter this year. Correspondingly, our distribution coverage ratio for the quarter was similarly robust at 1.36 times.

“The Partnership's adjusted EBITDA for the quarter exceeded guidance by $0.8 million. Looking across our operating segments, our Natural Gas Services segment exceeded guidance based primarily on the excellent performance in our wholesale propane business. Propane saw vastly improved margins and volume demand driven by colder weather. Likewise, our Marine Transportation segment continued to benefit from improved cost measures and operational efficiencies while utilization of our equipment was solid, as cash flow exceeded guidance. Performance in our sulfur services segment was in line with our guidance level. And finally, our Terminalling and Storage segment modestly missed cash flow guidance as weakness in our shore based terminals and lubricants businesses was offset by lower operating expenses and better than forecasted cash flow at the Smackover refinery.

“During the quarter, we continued the planned expansion and extension of the WTLPG Pipeline into the Delaware Basin. During 2018, we expect to invest a total of approximately $40.0 million in this project. To accommodate financing, we successfully amended our revolving credit facility to allow for these ongoing capital expenditures; and our amendment grants us additional flexibility related to the seasonal inventory build of natural gas liquids during the second and third quarters.”

The Partnership had net income for the first quarter 2018 of $12.8 million, or $0.33 per limited partner unit. The Partnership had net income for the first quarter 2017 of $13.6 million, or $0.36 per limited partner unit. The Partnership's adjusted EBITDA for the first quarter 2018 was $44.7 million compared to adjusted EBITDA from for the first quarter 2017 of $46.8 million.

The Partnership's distributable cash flow for the first quarter 2018 was $26.7 million compared to distributable cash flow for the first quarter 2017 of $30.3 million.

Revenues for the first quarter 2018 were $284.2 million compared to the first quarter 2017 of $253.3 million.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated and condensed financial statements as of and for the three months ended March 31, 2018 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on April 25, 2018.

An attachment accompanying this announcement is attached to this 8-K as Exhibit 99.2.

Investors' Conference Call

An investors conference call to review the first quarter results will be held on Thursday, April 26, 2018 at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on April 26, 2018 through 10:59 p.m. Central Time on May 7, 2018. The access code for the conference call and the audio replay is Conference ID No. 1799846. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) natural gas services, including liquids transportation and distribution services and natural gas storage; (2) terminalling, storage and packaging services for petroleum products and by-products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com or by contacting:

Joe McCreery, IRC - Vice President - Finance & Head of Investor Relations
(903) 988-6425

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)	(Audited)
Assets
Cash	$184	$27
Accounts and other receivables, less allowance for doubtful accounts of $419 and $314, respectively	84,554	107,242
Product exchange receivables	75	29
Inventories (Note 6)	73,894	97,252
Due from affiliates	25,866	23,668
Fair value of derivatives (Note 10)	82	—
Other current assets	6,004	4,866
Assets held for sale (Note 4)	9,442	9,579
Total current assets	200,101	242,663

Property, plant and equipment, at cost	1,265,516	1,253,065
Accumulated depreciation	(432,275)	(421,137)
Property, plant and equipment, net	833,241	831,928

Goodwill	17,296	17,296
Investment in WTLPG (Note 7)	130,644	128,810
Other assets, net (Note 9)	29,779	32,801
Total assets	$1,211,061	$1,253,498

Liabilities and Partners’ Capital
Trade and other accounts payable	$86,751	$92,567
Product exchange payables	10,200	11,751
Due to affiliates	1,084	3,168
Income taxes payable	659	510
Fair value of derivatives (Note 10)	—	72
Other accrued liabilities (Note 9)	15,234	26,340
Total current liabilities	113,928	134,408

Long-term debt, net (Note 8)	795,139	812,632
Other long-term obligations	10,808	8,217
Total liabilities	919,875	955,257

Commitments and contingencies (Note 15)
Partners’ capital (Note 11)	291,186	298,241
Total partners’ capital	291,186	298,241
Total liabilities and partners' capital	$1,211,061	$1,253,498

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 25, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Terminalling and storage *	$24,064	$24,658
Marine transportation *	11,454	12,821
Natural gas services*	15,356	14,665
Sulfur services	2,787	2,850
Product sales: *
Natural gas services	159,163	126,657
Sulfur services	34,900	39,527
Terminalling and storage	36,480	32,147
	230,543	198,331
Total revenues	284,204	253,325

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	142,957	108,179
Sulfur services *	23,896	24,483
Terminalling and storage *	31,413	26,446
	198,266	159,108
Expenses:
Operating expenses *	33,001	35,057
Selling, general and administrative *	9,668	9,921
Depreciation and amortization	19,210	25,336
Total costs and expenses	260,145	229,422

Other operating loss	(2)	(155)
Operating income	24,057	23,748

Other income (expense):
Equity in earnings of WTLPG	1,595	905
Interest expense, net	(12,685)	(10,920)
Other, net	—	30
Total other expense	(11,090)	(9,985)

Net income before taxes	12,967	13,763
Income tax expense	(149)	(180)
Net income	12,818	13,583
Less general partner's interest in net income	(256)	(272)
Less income allocable to unvested restricted units	(8)	(35)
Limited partners' interest in net income	$12,554	$13,276

Net income per unit attributable to limited partners - basic	$0.33	$0.36
Net income per unit attributable to limited partners - diluted	$0.32	$0.36
Weighted average limited partner units - basic	38,621	37,321
Weighted average limited partner units - diluted	38,630	37,367

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 25, 2018.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2018	2017
Revenues:*
Terminalling and storage	$20,025	$19,704
Marine transportation	3,613	4,325
Natural gas services	—	112
Product Sales	642	1,430
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	4,318	8,894
Sulfur services	4,526	3,675
Terminalling and storage	6,558	5,067
Expenses:
Operating expenses	13,384	16,376
Selling, general and administrative	7,721	7,568

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 25, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2017	35,452,062	$304,594	$7,412	$312,006
Net income	—	13,311	272	13,583
Issuance of common units, net	2,990,000	51,188	—	51,188
Issuance of restricted units	12,000	—	—	—
Forfeiture of restricted units	(1,500)	—	—	—
General partner contribution	—	—	1,098	1,098
Cash distributions	—	(17,725)	(362)	(18,087)
Unit-based compensation	—	186	—	186
Excess purchase price over carrying value of acquired assets	—	(7,887)	—	(7,887)
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125	—	1,125
Balances - March 31, 2017	38,452,562	$344,792	$8,420	$353,212

Balances - January 1, 2018	38,444,612	$290,927	$7,314	$298,241
Net income	—	12,562	256	12,818
Issuance of common units, net of issuance related costs	—	(101)	—	(101)
Issuance of restricted units	633,425	—	—	—
Forfeiture of restricted units	(7,000)	—	—	—
Cash distributions	—	(19,213)	(392)	(19,605)
Unit-based compensation	—	132	—	132
Excess purchase price over carrying value of acquired assets	—	(26)	—	(26)
Purchase of treasury units	(18,800)	(273)	—	(273)
Balances - March 31, 2018	39,052,237	$284,008	$7,178	$291,186

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 25, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$12,818	$13,583
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,210	25,336
Amortization of deferred debt issuance costs	819	721
Amortization of premium on notes payable	(77)	(77)
Loss on sale of property, plant and equipment	2	155
Equity in earnings of WTLPG	(1,595)	(905)
Derivative (income) loss	(2,470)	2,495
Net cash received (paid) for commodity derivatives	2,316	(6,332)
Unit-based compensation	132	186
Cash distributions from WTLPG	1,500	1,200
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	22,693	19,110
Product exchange receivables	(46)	(90)
Inventories	23,306	20,580
Due from affiliates	(2,203)	(477)
Other current assets	(1,232)	(491)
Trade and other accounts payable	(3,621)	(2,560)
Product exchange payables	(1,551)	(100)
Due to affiliates	(2,084)	(5,186)
Income taxes payable	149	180
Other accrued liabilities	(13,310)	(11,083)
Change in other non-current assets and liabilities	634	281
Net cash provided by operating activities	55,390	56,526

Cash flows from investing activities:
Payments for property, plant and equipment	(15,165)	(6,477)
Acquisitions	—	(19,533)
Payments for plant turnaround costs	—	(1,394)
Proceeds from sale of property, plant and equipment	(88)	1,481
Contributions to WTLPG	(1,739)	—
Net cash used in investing activities	(16,992)	(25,923)

Cash flows from financing activities:
Payments of long-term debt	(101,000)	(133,000)
Proceeds from long-term debt	84,000	75,000
Proceeds from issuance of common units, net of issuance related costs	(101)	51,188
General partner contribution	—	1,098
Purchase of treasury units	(273)	—
Payment of debt issuance costs	(1,236)	(16)
Excess purchase price over carrying value of acquired assets	(26)	(7,887)
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125
Cash distributions paid	(19,605)	(18,087)
Net cash used in financing activities	(38,241)	(30,579)

Net increase in cash	157	24
Cash at beginning of period	27	15
Cash at end of period	$184	$39
Non-cash additions to property, plant and equipment	$1,905	$3,262

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 25, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,		Variance	Percent Change
	2018	2017
	(In thousands, except BBL per day)
Revenues:
Services	$25,503	$26,431	$(928)	(4)%
Products	36,480	32,147	4,333	13%
Total revenues	61,983	58,578	3,405	6%

Cost of products sold	31,955	27,011	4,944	18%
Operating expenses	14,994	15,645	(651)	(4)%
Selling, general and administrative expenses	1,256	1,325	(69)	(5)%
Depreciation and amortization	10,159	15,477	(5,318)	(34)%
	3,619	(880)	4,499	(511)%
Other operating loss	—	(13)	13	(100)%
Operating income (loss)	$3,619	$(893)	$4,512	(505)%

Lubricant sales volumes (gallons)	5,908	5,334	574	11%
Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	41,667	(21,667)	(52)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$15,356	$14,665	$691	5%
Products	159,163	126,657	32,506	26%
Total revenues	174,519	141,322	33,197	23%

Cost of products sold	143,748	109,303	34,445	32%
Operating expenses	5,780	5,658	122	2%
Selling, general and administrative expenses	3,070	3,051	19	1%
Depreciation and amortization	5,301	6,161	(860)	(14)%
Operating income	$16,620	$17,149	$(529)	(3)%

Distributions from WTLPG	$1,500	$1,200	$300	25%

NGL sales volumes (Bbls)	3,441	2,810	631	22%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$2,787	$2,850	$(63)	(2)%
Products	34,900	39,527	(4,627)	(12)%
Total revenues	37,687	42,377	(4,690)	(11)%

Cost of products sold	23,987	24,574	(587)	(2)%
Operating expenses	2,912	3,247	(335)	(10)%
Selling, general and administrative expenses	1,035	1,021	14	1%
Depreciation and amortization	2,064	2,033	31	2%
	7,689	11,502	(3,813)	(33)%
Other operating loss	(2)	(22)	20	(91)%
Operating income	$7,687	$11,480	$(3,793)	(33)%

Sulfur (long tons)	176	217	(41)	(19)%
Fertilizer (long tons)	88	94	(6)	(6)%
Total sulfur services volumes (long tons)	264	311	(47)	(15)%

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues	$12,028	$13,414	$(1,386)	(10)%
Operating expenses	9,904	11,093	(1,189)	(11)%
Selling, general and administrative expenses	76	104	(28)	(27)%
Depreciation and amortization	1,686	1,665	21	1%
	$362	$552	$(190)	(34)%
Other operating loss	—	(120)	120	(100)%
Operating income	$362	$432	$(70)	(16)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2018 and 2017, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended
	March 31,
	2018	2017
	(in thousands)
Net income	$12,818	$13,583
Adjustments:
Interest expense, net	12,685	10,920
Income tax expense	149	180
Depreciation and amortization	19,210	25,336
EBITDA	44,862	50,019
Adjustments:
Equity in earnings of WTLPG	(1,595)	(905)
Loss on sale of property, plant and equipment	2	155
Unrealized mark-to-market on commodity derivatives	(154)	(3,837)
Distributions from WTLPG	1,500	1,200
Unit-based compensation	132	186
Adjusted EBITDA	44,747	46,818
Adjustments:
Interest expense, net	(12,685)	(10,920)
Income tax expense	(149)	(180)
Amortization of debt premium	(77)	(77)
Amortization of deferred debt issuance costs	819	721
Payments for plant turnaround costs	—	(1,394)
Maintenance capital expenditures	(6,002)	(4,668)
Distributable Cash Flow	$26,653	$30,300